Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PGT Innovations, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-196048, 333-166075, 333-146719, 333-135616) on Form S-8 of PGT Innovations, Inc. of our reports dated March 14, 2018, with respect to the consolidated balance sheets of PGT Innovations, Inc. and subsidiaries as of December 30, 2017 and December 31, 2016, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 30, 2017, and the related notes and financial statement schedule II (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 30, 2017, which reports appear in the December 30, 2017 annual report on Form 10-K of PGT Innovations, Inc.

/s/ KPMG LLP

Tampa, Florida

March 14, 2018

Certified Public Accountants